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                                                                  EXHIBIT 5.1

                      CONSENT OF FRASER MILNER CASGRAIN LLP

                  We hereby consent to the reference to our opinions under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Central Fund of Canada Limited. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.


                                             /s/ Fraser Milner Casgrain LLP
         Toronto, Canada
         October 21, 2004